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                                                                     Exhibit 3.5

                              E-STAMP CORPORATION

            STATEMENT OF RESOLUTION ESTABLISHING SERIES OF SHARES

                                  Designated

                           SERIES A PREFERRED STOCK


     E-Stamp Corporation, a Delaware corporation (the "Corporation"), hereby
                                                       -----------
certifies:

     That, pursuant to the authority contained in Article IV of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and in
                                          ----------------------------
accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "Delaware Act"), the Board of Directors of the
                            ------------
Corporation has duly adopted, by unanimous written consent dated August 28, 1997, the following resolution creating and providing for the establishment and issuance of a series of shares of serial preferred stock as hereinafter described, providing for the designations, preferences, limitations and relative, voting, conversion and other rights thereof and the qualifications, limitations, or restrictions thereof, in addition to those set forth in the Certificate of Incorporation, all in accordance with the provisions of Section 151 of the Delaware Act:

     RESOLVED, that pursuant to Article IV of the Certificate of Incorporation, which authorizes the issuance 105,000,000 shares of stock, consisting of 100,000,000 shares of common stock, $.001 par value (the "Common Stock"), and
                                                          ------------
5,000,000 shares of preferred stock, $.001 par value (the "Preferred Stock"),
                                                           ---------------
the Corporation hereby provides for the issuance of a series of 2,500,000 shares of Preferred Stock, to be designated as Series A Preferred Stock (the "Series A
                                                                       --------
Preferred Stock"), and hereby approves the designation, issuance, and sale by
---------------
the Corporation of 2,500,000 shares of the Series A Preferred Stock and hereby provides for the following designations, preferences, limitations and relative, voting, conversion, and other rights thereof and the qualifications, limitations, or restrictions thereof:

     1.  Designation of Series A.  There shall be a series of Preferred Stock
         -----------------------
designated as "Series A Preferred Stock", par value $.001 per share, consisting of 2,500,000 shares. Each share of Series A Preferred Stock shall be referred to herein as a "Series A Preferred Share" or "Share."

     2.  Voting.  The holder of each share of Series A Preferred Stock shall
         ------
have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted as provided hereinbelow, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with

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respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     3.  Protective Provisions.  Subject to the rights of other series of
         ---------------------
Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) which such approval shall not be unreasonably withheld, conditioned, or delayed of the holders of at least fifty percent (50%) of the then outstanding shares of Series A Preferred Stock, voting together as a class:

               (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or affect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, provided that this Section 3(a) shall not apply to a merger effected exclusively
--------
for the purpose of changing the domicile of the Corporation;

               (b) alter or change the rights, preferences, or privileges of the shares of Series A Preferred Stock in any manner or exchange, reclassify, or cancel all or part of the Series A Preferred Stock;

               (c) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Common Stock, Series A Preferred Stock, or any other series of Preferred Stock;

               (d) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series A Preferred Stock with respect to redemption, voting, dividends or upon liquidation;

               (e) perform any act or omission that would result in taxation of the holders of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended;

               (f) declare or pay any dividend or cancel or modify any dividends on the Series A Preferred Stock which have been declared but not yet paid;

               (g) change the authorized number of directors of the Corporation from seven members;

               (h) authorize the aggregate number of shares of Common Stock that are available for issuance under the Corporation's 1996 Stock Option and Restricted Stock Plan to an amount greater than 2,000,000 shares of Common Stock except as adjusted for stock splits, stock dividends, consolidations, recapitalizations, and similar events;

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               (i) authorize the aggregate number of shares of Common Stock that are available for issuance under the Corporation's 1996 Non-Employee Director Stock Option Plan to an amount greater than 100,000 shares of Common Stock except as adjusted for stock splits, stock dividends, consolidations, recapitalizations, and similar events; or

               (j) authorize or issue any capital stock or rights therefore to third parties without the prior approval of the Board of Directors of the Corporation or a duly appointed committee thereof.

     4.  Dividends.  Subject to the rights of other series of Preferred Stock
         ---------
which may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, at the rate of $0.192 per share per annum on each outstanding share of Series A Preferred Stock, payable quarterly when, as, and only if declared by the Board of Directors. Such dividends shall not be cumulative.

     5.  Liquidation.
         -----------

         (a) Preference.  In the event of any liquidation, dissolution or
             ----------
winding up of the Corporation, either voluntary or involuntary, subject to the rights of other series of Preferred Stock that may from time to time come into existence, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $2.40 per share for each share of Series A Preferred Stock then held by them, plus any declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then, subject to the rights of other series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

         (b) Remaining Assets.  Upon the completion of the distribution
             ----------------
required by Section 5(a) above and any other distribution that may be required with respect to other series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series A Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock).

         (c) Deemed Liquidation.  For purposes of this Section 5, a
             ------------------
liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation,

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but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as
                           ------
constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale.

         (d) Market Value.  In any of the events specified in (c) above, if the
             ------------
consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

             (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                    (A) If traded on a securities exchange or the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                    (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                    (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least fifty percent (50%) of the voting power of all then outstanding shares of Preferred Stock.

             (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A),(B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least fifty percent (50%) of the voting power of all then outstanding shares of Preferred Stock.

             (iii) In the event the requirements of Section 5(c) are not complied with, the Corporation shall forthwith either:

                    (A) cause such closing to be postponed until such time as the requirements of this Section 5 have been complied with; or

                    (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 5(c)(iv) hereof.

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             (iv)   The Corporation shall give each holder of record of Series A
Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholder's meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 5, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least fifty percent (50%) of the voting power of all then outstanding shares of such Preferred Stock.

     6.  Conversion.  The holders of the Series A Preferred Stock shall have
         ----------
conversion rights as follows (the "Conversion Rights"):
                                   -----------------

         (a) Right to Convert.  Subject to Section 6(c), each share of Series A
             ----------------
Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the principal corporate office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.40 by the Conversion Price applicable to such share in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series A Preferred Stock shall be $2.40 (the "Conversion
                                                                 ----------
Price").  Such initial Conversion Price shall be subject to adjustment as set
-----
forth in Section 6(d).

         (b) Automatic Conversion.  Each share of Series A Preferred Stock
             --------------------
shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) the Corporation's sale of its Common Stock pursuant to a firm commitment underwritten public offering pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, the public offering price of which is not less than $12.00 per share (adjusted to reflect subsequent stock dividends, stock splits, or recapitalizations) and which results in aggregate gross cash proceeds to the Corporation of more than $15,000,000, or
(ii) the date specified by written consent or agreement of the holders of at least fifty percent (50%) of the then outstanding shares of Series A Preferred Stock.

         (c) Mechanics of Conversion.  Before any holder of Series A Preferred
             -----------------------
Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 6(a), he shall give written notice at least ten (10) days prior to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. He shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of

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Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

         (d) Conversion Price Adjustments.  The Conversion Price of the Series
             ----------------------------
A Preferred Stock shall be subject to adjustment from time to time as follows:

             (i) (A) If the Corporation shall issue, after the date upon which any shares of Series A Preferred Stock were first issued (the "Purchase
                                                                     --------
Date"), any Additional Stock (as defined below) without consideration or for a
----
consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to such issuance shall automatically (except as otherwise provided in this clause (i)) be adjusted to a price equal to the price paid per share for such Additional Stock.

                    (B) No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 6(d)(i)(E)(3) and 6(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 6(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors or any committee thereof irrespective of any accounting treatment.

                    (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock,

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securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this
Section 6(d)(i) and Section 6(d)(ii):

                    (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 6(d)(i)(C) and 6(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                    (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 6(d)(i)(C) and 6(d)(i)(D)).

                    (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (4) Upon the expiration or cancellation of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options

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or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities

                    (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 6(d)(i)(E)(1) and 6(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 6(d)(i)(E)(3) or 6(d)(i)(E)(4).

               (ii) "Additional Stock" shall mean any shares of Common Stock
                     ----------------
issued (or deemed to have been issued pursuant to Section 6(d)(i)(E) by the Corporation after the Purchase Date) but specifically excluding:

               (A) Common Stock issued pursuant to a transaction described in Section 6(d)(iii) hereof,

               (B) Shares of Common Stock issuable or issued to employees, consultants, or directors of the Corporation, directly or pursuant to a stock option plan or restricted stock plan, all as approved by the Board of Directors of the Corporation,

               (C) Capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, or to vendors or customers in connection with commercial arrangements, as approved by the Board of Directors of the Corporation,

               (D) Capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation,

               (E) Shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock,

               (F) Shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series A Preferred stock will be converted to Common Stock, and

               (G) Capital stock, or options or warrants to purchase capital stock, issued in connection with the licensing or acquisition of intellectual property or technology rights from third parties, the terms of which are approved by the Board of Directors of the Corporation.

         (iii) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder
 ------------------------
for the additional shares of

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Common Stock or the Common Stock Equivalents (including the additional shares of
Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 6(d)(i)(E).

              (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (e) Other Distributions.  In the event the Corporation shall declare a
              -------------------
distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 6(d)(iii), then, in each such case for the purpose of this Section 6(e), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (f) Recapitalizations. If at any time or from time to time there shall
              -----------------
be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6 or Section 5) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

          (g) No Impairment.  The Corporation will not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or

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appropriate in order to protect the Conversion Rights of the holders of Series A
Preferred Stock against impairment.

          (h) No Fractional Shares and Certificate as to Adjustments.
              ------------------------------------------------------

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 6, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series A Preferred Stock.

          (i) Notices of Record Date.  In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (j) Reservation of Stock Issuable Upon Conversion.  The Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

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          (k) Notices.  Any notice required by the provisions of this Section 6
              -------
to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     7.   Redemption.
          ----------

          (a) Election to Redeem. Subject to the rights of other series of
              ------------------
Preferred Stock which may from time to time come into existence, at any time after the fourth annual anniversary date of the Purchase Date but not later than the sixth annual anniversary date of the Purchase Date, the Corporation shall redeem the Series A Preferred Stock upon receipt by the Corporation (the "Redemption Date") of a written request from the holders of not less than a
 ---------------
majority of the then outstanding Series A Preferred Stock and receipt simultaneously therewith of the certificates representing the Series A Preferred Stock to be redeemed. The Corporation shall, to the extent it may lawfully do so, redeem within thirty (30) days of the Redemption Date the Series A Preferred Stock by paying in cash therefor a sum equal to $2.40 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus interest on such amount computed at the rate of 10% compounded annually from the date of issuance plus all declared or accumulated but unpaid dividends on such shares(the "Redemption Price").
                                                     ----------------

          (b) Mechanics.  Subject to the rights of other series of Preferred
              ---------
Stock which may from time to time come into existence, at least fifteen (15) but no more than thirty (30) days after the Redemption Date, written notice shall be mailed by the Corporation, first class postage pre-paid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, and the Redemption Price. The Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (c) Stockholder Rights.  From and after the Redemption Date, all
              ------------------
rights of the holders of shares of Series A Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to such shares to be redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of other series of Preferred Stock which may from time to time come into existence, if the funds of the Corporation legally available for redemption of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and be entitled to all the rights and preferences provided herein. Subject to the rights of other series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

          (d)  Sinking Fund.  No sinking fund shall be established for any
               ------------
redemption of the Series A Preferred Stock.

     8.   Status of Reacquired Series A Preferred Stock.  Series A Preferred
          ---------------------------------------------
Stock issued and reacquired by the Corporation (including by conversion or redemption) shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series, subject to later issuance, provided that they may not be reissued as Series A Preferred Stock.

     9.   Preemptive Rights.  The Series A Preferred Stock is not entitled to
          -----------------
any preemptive or subscription rights in respect of any securities of the Corporation unless and to the extent provided by written agreement with the Corporation.

     10.  Severability of Provisions.  Whenever possible, each provision hereof
          --------------------------
shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or adversely affecting the remaining provisions hereof.

     IN WITNESS WHEREOF, this Statement of Resolution has been executed by an officer of the Corporation, this 28th day of August, 1997.

                                    E-STAMP CORPORATION



                                    By: /s/ Sunir K. Kapoor
                                       ---------------------------------
                                          Sunir K. Kapoor, President

                          CERTIFICATE OF DESIGNATION

                                      OF

                              E-STAMP CORPORATION


                       _________________________________


               STATEMENT OF RESOLUTION AMENDING SERIES OF SHARES

                                  Designated

                           SERIES A PREFERRED STOCK

          E-Stamp Corporation, a Delaware corporation (the "Corporation"),
                                                            -----------
hereby certifies that:

     WHEREAS, the Certificate of Incorporation of the Corporation as amended (the "Certificate of Incorporation") authorizes the issuance of 112,000,000
      ----------------------------
shares of stock, consisting of 100,000,000 shares of common stock, $.001 par value (the "Common Stock"), and 12,000,000 shares of preferred stock, $.001 par
            ------------
value (the "Preferred Stock");
            ---------------

     WHEREAS, pursuant to the authority contained in Article IV of the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "Delaware
                                                                  --------
Act"), the Corporation filed with the Secretary of State of the State of
---
Delaware on September 2, 1997 that certain Certificate of Designation (the "Series A Designated Certificate") providing for the establishment and issuance
 -------------------------------
of a series of 2,500,000 shares of Preferred Stock designated as Series A Preferred Stock (the "Series A Preferred Stock");
                      ------------------------

     WHEREAS, pursuant to the authority contained in Article IV of the Certificate of Incorporation and in accordance with the provisions of Section 151 of the Delaware Act, the Board of Directors of the Corporation has duly adopted, by unanimous written consent dated June 26, 1998, a resolution providing for the establishment and issuance of 4,188,000 shares of Preferred Stock designated Series B Preferred Stock (the "Series B Preferred Stock");
                                                ------------------------

     WHEREAS, the Board of Directors of the Corporation has duly adopted, by unanimous written consent dated June 26, 1998, the following resolution providing for an amendment to the Series A Designated Certificate all in accordance with the provisions of Section 151 of the Delaware Act.

     RESOLVED, that pursuant to Article IV of the Certificate of Incorporation, the Corporation hereby amends the Series A Designation Certificate as follows:

     1. Section 3 of the Series A Designation Certificate is hereby amended by the addition of the following:

          "3.  Protective Provisions:
               ---------------------

               (k) sell, convey, or otherwise dispose of or encumber all or substantially all of the Corporation's material intellectual property or technology rights outside of the ordinary course of business."

     2. Section 5(a) of the Series A Designation Certificate is hereby deleted in its entirety and replaced with the following:

          "(a) Preference. In the event of any liquidation, dissolution or
               ----------
          winding up of the Corporation, either voluntary or involuntary, subject to the rights of other series of Preferred Stock that may from time to time come into existence, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, by reason of and in exchange for their ownership of the Series A Preferred Stock an amount per share equal to $2.40 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) for each share of Series A Preferred Stock then held by them, plus any declared but unpaid dividends and any amounts payable pursuant to Section 5(b) below. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount each such holder is entitled to receive, then, subject to the rights of other series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive."

     3. Section 5(b) of the Series A Designation Certificate is hereby deleted in its entirety and replaced with the following:

     "(b) Remaining Assets. Upon the completion of the distribution required by
          ----------------
     Section 5(a) above and any other distribution that may be required with respect to other series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, and any other class or series of Preferred Stock that is entitled to share in the residual assets of the Corporation which shall be distributed pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock)."

     4. Section 5(c) of the Series A Designation Certificate is hereby deleted in its entirety and replaced with the following:

          "(c)  Deemed Liquidation. For purposes of this Section 5, a
                ------------------
          liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) a sale of all or substantially all of the assets of the Corporation, or (ii) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) unless the Corporation's stockholders of
                                       ------
          record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of securities issued as consideration for the Corporation's acquisition or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition as before such acquisition."

     5. Section 5(d)(iii)(B) of the Series A Designation Certificate is hereby deleted in its entirety and replace with the following:

     "(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 5(d)(iv) hereof."

     6. The Series A Designation Certificate shall be remain in full force and effect except as specifically provided hereinabove.

     IN WITNESS WHEREOF, this Statement of Resolution has been executed by an officer of the Corporation, this 2nd day of July, 1998.

                                            E-STAMP CORPORATION


                                            By:  /s/ Sunir K. Kapoor
                                               --------------------------------
                                                Sunir K. Kapoor, President/CEO

                                    AMENDED

                          CERTIFICATE OF DESIGNATION

                                      OF

                              E-STAMP CORPORATION

                     _____________________________________

               STATEMENT OF RESOLUTION AMENDING SERIES OF SHARES

                                  Designated

                           SERIES A PREFERRED STOCK


     E-Stamp Corporation, a Delaware corporation (the "Corporation"), hereby
                                                       -----------
certifies that:

     WHEREAS, the Certificate of Incorporation of the Corporation as amended (the "Certificate of Incorporation") authorizes the issuance of 112,000,000
      ----------------------------
shares of stock, consisting of 100,000,000 shares of common stock, $.001 par value (the "Common Stock"), and 12,000,000 shares of preferred stock, $.001 par
            ------------
value (the "Preferred Stock");
           ----------------

     WHEREAS, pursuant to the authority contained in Article IV of the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "Delaware
                                                                  --------
Act"), the Corporation filed with the Secretary of State of the State of
---
Delaware on September 2, 1997 that certain Certificate of Designation (the "Series A Designation Certificate") providing for the establishment and issuance
---------------------------------
of a series of 2,500,000 shares of Preferred Stock designated as Series A Preferred Stock (the "Series A Preferred Stock");
                      ------------------------

     WHEREAS, the Corporation filed with the Secretary of State of the State of Delaware on July 2, 1998 that certain Amended Certificate of Designation which amended certain portions of the initial Series A Designation Certificate which as amended is referred to herein as the "Series A Designation Certificate";

     WHEREAS, pursuant to the authority contained in Article IV of the Certificate of Incorporation and in accordance with the provisions of Section 151 of the Delaware Act, the Corporation filed with the Secretary of State of the State of Delaware on July 2, 1998 that certain Certificate of Designation (the "Series B Designation Certificate") providing for the establishment and
      --------------------------------
issuance of a series of 4,188,000 shares of Preferred Stock designated as Series B Preferred Stock (the "Series B Preferred Stock");
                        ------------------------

     WHEREAS, pursuant to the authority contained in Article IV of the Certificate of Incorporation and in accordance with the provisions of Section 151 of the Delaware Act, the Board of Directors of the Corporation has duly adopted, by unanimous written consent dated July 30, 1999, a resolution providing for the establishment and issuance of 3,054,256 shares of Preferred Stock designated Series C Preferred Stock (the "Series C Preferred Stock");
                                                ------------------------

     WHEREAS, the Board of Directors of the Corporation has duly adopted, by unanimous written consent dated July 30, 1999, the following resolution providing for an amendment to the Series A Designation Certificate all in accordance with the provisions of Section 151 of the Delaware Act.

     RESOLVED, that pursuant to Article IV of the Certificate of Incorporation, the Corporation hereby amends the Series A Designation Certificate as follows:

     1. Section 5(a) of the Series A Designation Certificate is hereby deleted in its entirety and replaced with the following:

         "(a)  Preference. In the event of any liquidation, dissolution or
               ----------
         winding up of the Corporation, either voluntary or involuntary, subject to the rights of other series of Preferred Stock that may from time to time come into existence, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, by reason of and in exchange for their ownership of the Series A Preferred Stock an amount per share equal to $2.40 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) for each share of Series A Preferred Stock then held by them, plus any declared but unpaid dividends and any amounts payable pursuant to Section 5(b) below. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount each such holder is entitled to receive, then, subject to the rights of other series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive."

     2. The Series A Designation Certificate shall remain in full force and effect except as specifically provided hereinabove.

         IN WITNESS WHEREOF, this Statement of Resolution has been executed by an officer of the Corporation, this 2nd day of August, 1999.

                                         E-STAMP CORPORATION



                                         By:  /s/ Robert H. Ewald
                                            ---------------------------------
                                              Robert H. Ewald, President/CEO